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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of IntraBiotics Pharmaceuticals, Inc. pertaining to the 2002 Non-Officer Equity Incentive Plan and stock option agreements with Kathleen D. LaPorte and Ernest Mario, Ph.D., of our report dated February 1, 2002, with respect to the financial statements of IntraBiotics Pharmaceuticals, Inc. included in the Company's Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                            /s/ Ernst & Young LLP


Palo Alto, California

December 2, 2002